OMB APPROVAL
OMB Number: 3235-0060 Expires: January 31, 2008 Estimated average burden hours per response....38.0

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 15, 2007
GOLDEN ARIA CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-130934 (Commission File Number)	20-1970188 (IRS Employer Identification No.)
#604 – 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8
Registrant's telephone number, including area code: (604) 602-1633
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒

Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL AGREEMENT.

The Registrant entered into a Memorandum of Understanding on March 15, 2007 (the “Memorandum”) with 0743608 B.C. Ltd. (the “Assignor”) to acquire the Assignor’s rights, title, interest and benefits in and to a participation and trust agreement dated October 4, 2006 between the Assignor and Odin Capital Inc. (“Odin”), whereby the Assignor agreed to participate with Odin in the drilling and testing of wells on certain property.

In consideration of entering into the Memorandum of Understanding, and after a definitive Assignment Agreement (the “Assignment Agreement”) has been completed, the Registrant will pay the Assignor the sum of CAD$500,000 and deliver, within 30 days from the execution date of the Assignment Agreement, an instrument evidencing 1,000,000 shares in the common stock of the Registrant. The Registrant will pay to the Assignor, on a monthly basis and within 5 business days of receiving the payment from Odin, a minimum of 80% of the cash flow payments received from Odin until such time as the full CAD$500,000 has been paid to the Assignor.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Assignment Agreement with 0743608 B.C. Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 15, 2007

(Signature)	Golden Aria Corp. By: “/s/Gerald G. Carlson” Gerald G. Carlson President and Director